Exhibit 10.1

PROMISSORY NOTE

(SECURED BY STOCK PLEDGE)

$3,384,950.00	July 1, 2022

Fresno, California

FOR VALUE RECEIVED, the undersigned (“Maker”), promises to pay to LILLIAN FLORES (“Holder”), or order, at 5111 W. Fir Ave., Fresno, California 93722 (or such other address as Holder may from time to time designate), in lawful currency of the United States, the principal amount of Three Million Three Hundred Eighty-Four Thousand Nine Hundred and Fifty Thousand Dollars ($3,384,950.00) to be paid in five (5) equal annual installments, together with interest on the unpaid balance compounded semi-annually at a per annum rate of 3.11%. The initial payment will be paid within fourteen (14) days of the execution of the Agreement and all others necessary to finalize the terms of this redemption and settlement transaction. The second, third, fourth and fifth installment, which includes the balance due, shall be paid on December 31st of each year commencing December 31, 2023, and continuing each and every year until December 31, 2026, at which time the remaining balance shall be due.

Payments shall be made by regular check and sent to Holder’s address at 5111 W. Fir Ave., Fresno, California 93722, or by wire transfer into Holder’s bank account. Each payment shall be applied first to the payment of accrued interest and second to reduce the principal balance due hereunder. This Promissory Note shall mature and become due and payable in full on the last day of the 2026 fiscal year (“Maturity Date”).

This Promissory Note is secured by a “Stock Pledge Agreement” with Maker, as Pledgor, and Holder, as Pledgee, which is dated on or about the same date as this Promissory Note pursuant to which Maker pledges all of Maker’s shares of stock in AMERIGUARD SECURITY SERVICES, INC., a California corporation, to secure this Promissory Note. Upon the occurrence of an event of default hereunder, Holder may sue Maker for the entire principal and interest due under this Promissory Note and all other liabilities and expenses incurred in connection therewith. Holder, in Holder’s sole discretion, may declare this Promissory Note immediately due and payable upon any unauthorized sale or transfer of any of Maker’s Shares defined in the Pledge Agreement.

Neither the failure to exercise nor any delay on the part of Holder in exercising any right, power or privilege shall constitute a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other rights, powers or privileges.

Presentment for payment, notice of dishonor, protest, notice of protest, and rights to setoffs and counter-claims are hereby waived by Maker. Notwithstanding anything to the contrary contained herein or in any document which may be collateral security for this Promissory Note, this Promissory Note is negotiable and may be assigned in whole or in part by Maker with Holder’s written consent; provided, however, that the giving or withholding of consent shall be in Holder’s sole and absolute discretion.

In addition to any other remedy available to Holder, the entire unpaid balance of the principal sum of this Promissory Note and all interest due thereon, including all arrearages thereon, shall at the option of Holder, immediately become due and payable, without further notice or demand, upon the occurrence, with respect to Maker, of any of the following events of default:

(i) any payment of principal or accrued interest that is not paid within ten (10) calendar days of the date when due;

(ii) the occurrence of a material breach or misrepresentation under this Promissory Note or the Pledge Agreement securing this Promissory Note;

(iii) the commencement of a proceeding in bankruptcy, receivership, or insolvency by or against Maker;

(iv) any attempt by Maker to make an assignment of their shares for the benefit of creditors;

(v) a material change in control in the ownership or management structure of Maker; and,

(vi) the occurrence of any event of default under any of the other agreements executed concurrently with this Promissory Note including Settlement Agreement and Stock Redemption Agreement.

In the event of default, Maker agrees to pay all costs, charges and expenses, including reasonable attorneys’ fees, incurred by Holder in any proceedings for collection of this Promissory Note and in the enforcement of any right or remedy hereunder whether or not litigation is instituted. Maker hereby expressly waives all statutes of limitation affecting the enforceability of this Promissory Note. Maker consent to all renewals, indulgences, extensions and modifications by Holder or any holder hereof without notice.

Despite anything to the contrary in this Promissory Note, the total liability for interest payments shall not exceed the applicable limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Maker by application of the amount of excess interest paid against any sums outstanding in such order as Holder may determine in Holder’s discretion. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Maker by Holder. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment, including, without limitation, prepayment fees and late charges, shall be deemed to the extent permitted by law to be an expense, fee, late charge, premium, or penalty rather than interest.

Maker shall have the right to prepay any or all of the promissory note outstanding at any time without penalty.

This Promissory Note and the terms, covenants, conditions and agreements contained herein may not be changed, modified or terminated, except by written instrument signed by the party to be charged. This instrument shall be construed in accordance with the laws of the State of California. Venue shall be proper only in Fresno County, California. Maker agrees that the unenforceability or invalidity of any provision or provisions of this Promissory Note shall not render any other provision or provisions herein contained unenforceable or invalid.

IN WITNESS WHEREOF, this Promissory Note is executed on July 1, 2022, and is effective as of the date first above written.

MAKER:

AMERIGUARD SECURITY SERVICES, INC.,
a California corporation

By:	/s/ Lawrence Garcia
LAWRENCE GARCIA
President

Dated:	/s/ Lillian Flores
LILLIAN FLORES, an individual

Dated:	7/6/2022	AMERIGUARD SECURITY SERVICES, INC.

By:	/s/ Lawrence Garcia
LAWRENCE GARCIA
President

Dated:	7/6/2022	/s/ Lawrence Garcia

SPOUSAL CONSENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned, who is the spouse of a shareholder, Lillian Flores of Ameriguard Security Services, Inc. a California corporation (the “Company”), hereby agrees to be bound by the terms and conditions of the Settlement Agreement set forth above.

Dated:	7/6/2022	/s/ Eric Flores
ERIC FLORES, Spouse of Lillian Flores

APPROVED AS TO FORM:

COLEMAN & HOROWITT, LLP		FENNEMORE DOWLING AARON

By:	Darryl J. Horowitt	By:	John W. Phillips
	DARRYL J. HOROWITT		JOHN W. PHILLIPS
	Attorneys for AMERIGUARD SECURITY SERVICES, INC		Attorneys for LILLIAN FLORES